Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of December 19, 2014, is entered into by and among Earthstone Energy, Inc., a Delaware corporation (the “Company”), Parallel Resource Partners, LLC, a Delaware limited liability company (“PRP”) and Flatonia Energy, LLC, a Delaware limited liability company and a portfolio company managed by PRP (“Flatonia”) and, solely for the purposes of Sections 6 and 10 hereof, Oak Valley Resources, LLC (“Oak Valley”).

RECITALS

WHEREAS, pursuant to that certain Exchange Agreement between the Company and Oak Valley executed on May 15, 2014 (the “Exchange Agreement”), Oak Valley will receive the number of shares of common stock, $0.001 par value per share (“Earthstone Common Stock”) set forth beneath the heading for Oak Valley on Schedule 1 attached hereto;

WHEREAS, as a condition to Oak Valley’s obligation to consummate the transactions contemplated by the Exchange Agreement, the Company has agreed to grant to Oak Valley and certain other parties certain registration rights with respect to the Earthstone Common Stock received by Oak Valley pursuant to the Exchange Agreement, on the terms and subject to the conditions set forth in that certain Registration Rights Agreement by and between the Company and Oak Valley dated as of the date hereof (the “Oak Valley Registration Rights Agreement”);

WHEREAS, in accordance with Section 5.2(b)(ii) of the Exchange Agreement, the Company, Oak Valley, Sabine River Energy, LLC, a wholly-owned subsidiary of Oak Valley, Oak Valley Operating LLC, a wholly owned subsidiary of Oak Valley, PRP and Flatonia have entered into that certain Contribution Agreement dated as of October 16, 2014 (the “Flatonia Contribution Agreement”);

WHEREAS, pursuant to the Flatonia Contribution Agreement, Flatonia will receive the number of shares of Earthstone Common Stock set forth beneath the heading for Flatonia on Schedule 1 attached hereto;

WHEREAS, as a condition to Flatonia’s and PRP’s respective obligations to consummate the transactions contemplated by the Flatonia Contribution Agreement, the Company has agreed to grant to Flatonia, PRP and the other Stockholders (as defined below) certain registration rights with respect to the Registrable Securities, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1. All capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in the Flatonia Contribution Agreement.

“Additional Holder” means any holder of Earthstone Common Stock that (a) is not a Stockholder and (b) has the right to participate with respect to such Earthstone Common Stock in a Demand Registration or a Shelf Registration, as applicable.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, however, that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company.  For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, and shall include any successor (by merger or otherwise) thereto.

“Registrable Securities” shall mean (a) the shares of Earthstone Common Stock issued to Flatonia pursuant to the Flatonia Contribution Agreement and (b) any securities issued or issuable with respect to the shares described in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registered Securities” means any Registrable Securities whose offer and sale is registered pursuant to a Registration Statement filed in connection with a Shelf Registration.

“Stockholders” shall mean Flatonia, PRP and any Affiliates of PRP that become holders of Registrable Securities as a result of transfers of Registrable Securities by Flatonia, PRP or any Affiliate of PRP in accordance with applicable securities laws.

1.1	Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Demand Registration	2.1
Earthstone Common Stock	First Recital
Exchange Agreement	First Recital
Flatonia	Preamble
Flatonia Contribution Agreement	Third Recital
Lock-Up Period	9
Lock-Up Provisions	9
Oak Valley	Preamble
Oak Valley Registration Rights Agreement	Second Recital
Prospectus	2.1.5
PRP	Preamble
Registered Holders	12.1.1
Requested Shelf Registered Securities	3.2
Requisite Holders	2.1
SEC	2.1.4
Shares	2.1, 3.1 and 4.1
Shelf Public Offering	3.2
Shelf Public Offering Notice	3.2
Shelf Public Offering Request	3.2
Shelf Public Offering Requesting Stockholders	3.2
Shelf Registration	3.1
Tag-Along Selling Holder	10.1
Tag-Along Participant	10.1
Termination Date	19

Section 2. Demand Registration Rights.

2.1
The Company hereby grants to the Stockholders, and to each of them, the right to require, subject to the Lock-Up Provisions, the Company to use its reasonable best efforts to cause the registration for sale in a public offering of all or a portion of the Stockholders’ Registrable Securities in accordance with this Section 2 (a “Demand Registration”); provided, however, that the Company shall not have any obligation to effect more than a total of two (2) effective Demand Registrations pursuant to this Section 2 or effect more than one (1) in any six (6) month period. If the Company shall have received a written request submitted by one or more Stockholders owning at least a majority of the Registrable Securities outstanding at the time of such request (the “Requisite Holders”) that such Stockholders desire to have the Company register Registrable Securities for sale and specifying the number of Registrable Securities proposed to be sold (for the purposes of this Section 2, together with the Registrable Securities referred to in Section 2.1.2 below, “Shares”), which request shall in no event cover Shares with less than a $5 million estimated offering price, and the proposed plan for distribution of the Shares, the Company will:

2.1.1
Give prompt (but in any event within fifteen (15) days after the receipt of the Requisite Holders’ notice) notice to all other Stockholders of such request and of such other Stockholders’ rights to have their Registrable Securities included in such Demand Registration.

2.1.2
Upon the request of any such Stockholder made within fifteen (15) days after the receipt by such Stockholder of the notice given pursuant to Section 2.1.1 (which request shall specify the Registrable Securities intended to be included in such Demand Registration by such Stockholder and the intended method or methods of disposition thereof), the Company will use its reasonable best efforts to effect the registration of all Shares which the Company has been so requested to register pursuant to this Section 2.1.2.

2.1.3
Prepare and file as soon as practicable, but in no event later than sixty (60) days from the date notice is received from the Requisite Holders a Registration Statement with the Securities and Exchange Commission (“SEC”) on Form S-1, or other appropriate forms available for use by the Company, and use its reasonable best efforts to cause such Registration Statement to become effective in order that the Stockholders may sell the Shares in accordance with the proposed plan of distribution.

2.1.4
Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith including any preliminary prospectus or supplemental or amended prospectus (the “Prospectus”) as may be necessary to keep such Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the offer of the Shares during the period required for distribution of the Shares, which period shall not be in excess of the earlier of (i) nine (9) months from the effective date of such Registration Statement, and (ii) the sale or other disposition of all Shares covered by such Registration Statement.

2.1.5
Furnish to each Stockholder such number of copies of the Prospectus (including any preliminary prospectus or supplemental or amended prospectus) as such Stockholder may reasonably request in order to facilitate the sale and distribution of the Shares.

2.2
Notwithstanding the foregoing, if the Company shall furnish to each Stockholder that requested such Demand Registration a certificate signed by the President of the Company stating that, in the good faith judgment of the board of directors of the Company, it would be detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Requisite Holders; provided, however, that the Company may not utilize this right (or any comparable right under the Oak Valley Registration Rights Agreement or any other registration rights or similar agreement) with respect to a Demand Registration request under Section 2 or any demand registration request pursuant to the Oak Valley Registration Rights Agreement or any such other agreement more than once in any twelve (12) month period.

2.3
The right of each Stockholder to require the Company to register Shares pursuant to the provisions of this Section 2 shall be subject to the condition that if a request for a Demand Registration is made within sixty (60) days prior to the conclusion of the Company’s then current fiscal year, the Company shall have the right to delay the filing of the Registration Statement until the Company files with the SEC its audited financial statements for such fiscal year.

2.4
If the Requisite Holders intend to distribute the Registrable Securities covered by the notice pursuant to Section 2.1 by means of an underwriter, the Requisite Holders shall so advise the Company as a part of the notice made pursuant to Section 2.1 and provide the name of the managing underwriter or underwriters that the Requisite Holders propose to engage in connection with the proposed public offering. If the managing underwriter of such underwritten offering shall inform the Company and the Stockholders requesting that their Shares be registered pursuant to this Section 2 by letter of its belief that the amount of Shares requested to be included in such registration exceeds the amount that can be sold in (or during the time of) such offering within a price range acceptable to the Requisite Holders, then the Company will include in such registration such amount of Shares that the Company is so advised can be sold in (or during the time of) such offering prorata on the basis of the amount of such Shares so proposed to be sold and so requested to be included by the Stockholders. All Shares requested to be included in the registration by Stockholders will be given priority over the inclusion of shares of Earthstone Common Stock requested for inclusion by any Additional Holders.

2.5
A registration shall not be deemed to have been effected (i) unless a Registration Statement has been declared effective by the SEC and remained effective for the period specified in Section 2.1.5, (ii) if, after it has become effective, such registration is terminated by a stop order, injunction or other order of the SEC or other governmental agency or court prior to the time period specified in Section 2.1.5, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied for any reason, other than as a result of the voluntary termination of such offering by the Requisite Holders or any failure by the Requisite Holders to satisfy or perform the conditions or covenants on their part to be satisfied or performed.

2.6
The Stockholders acknowledge that certain Additional Holders may, subject to compliance with the provisions of the Oak Valley Registration Rights Agreement, have piggy-back registration rights with respect to shares of Earthstone Common Stock owned by such Additional Holders, and the Stockholders will cooperate with the Company and such Additional Holders in connection with the exercise of any such piggy-back registration rights.

Section 3. Shelf Registration Rights.

3.1
At any time after the date that is six months after the date hereof and upon written request submitted by the Requisite Holders, (i) if the Company is eligible to use Form S-3 in connection with a secondary public offering of its equity securities and (ii) a Shelf Registration on a Form S-3 registering Registrable Securities for resale is not then effective, the Company shall (A) give written notice to all of the Stockholders as promptly as practicable but in no event later than 15 days after the Company receives such request, and (B) as promptly as practicable, register, under the Securities Act on Form S-3 for an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”), the offer and sale of all of the Registrable Securities owned by the Stockholders and such other Persons as the Company shall determine to include in the Shelf Registration (for the purposes of this Section 3 only, such shares of Earthstone Common Stock to be offered and sold in such Shelf Registration, including those owned by Stockholders and those owned by Additional Holders and other Persons, shall be the “Shelf Shares”).  The “Plan of Distribution” section of such Shelf Registration shall permit the disposition of Shelf Shares pursuant to firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering.  With respect to each Shelf Registration, the Company shall (a) file a Registration Statement as promptly as practicable, but in no event later than 20 days after receiving a request from the Requisite Holders to file such Registration Statement, and (b) cause such Registration Statement to remain effective until the earlier of the date (1) on which all of the Shelf Shares covered by such Shelf Registration (except for those Shelf Shares, if any, held by Additional Holders or other Persons) are no longer Registrable Securities and (2) on which the Company cannot extend the effectiveness of such Shelf Registration because it is no longer eligible for use of Form S-3.

3.2
Upon written request by Stockholders holding a majority of the Shelf Registered Securities owned by Stockholders (such Stockholders, the “Shelf Public Offering Requesting Stockholders”), which request (the “Shelf Public Offering Request”) shall specify the class or series and amount of such Shelf Public Offering Requesting Stockholders’ Shelf Registered Securities to be sold (the “Requested Shelf Registered Securities”), the Company shall perform its obligations hereunder with respect to the sale of such Requested Shelf Registered Securities in the form of a firm commitment underwritten public offering (unless otherwise consented to by the Shelf Public Offering Requesting Stockholder) (a “Shelf Public Offering”) if the aggregate proceeds expected to be received from the sale of the Requested Shelf Registered Securities equals or exceeds $3 million.  Promptly upon receipt of a Shelf Public Offering Request, the Company shall provide notice (the “Shelf Public Offering Notice”) of such proposed Shelf Public Offering (which notice shall state the material terms of such proposed Shelf Public Offering, to the extent known, as well as the identity of the Shelf Public Offering Requesting Stockholders) to the other Stockholders holding Shelf Registered Securities and to the “Stockholders” (as defined in the Oak Valley Registration Rights Agreement) holding Shelf Registered Securities.  Such holders of Shelf Registered Securities may, by written request to the Company and the Shelf Public Offering Requesting Stockholders, within five (5) business days after receipt of such Shelf Public Offering Notice, include up to all of their Shelf Registered Securities of the same class or series as the Requested Shelf Registered Securities in such proposed Shelf Public Offering; provided, however, that any such Shelf Registered Securities must be sold subject to the same terms as are applicable to the Shelf Registered Securities of the Shelf Public Offering Requesting Stockholders.  The lead managing underwriter or underwriters selected for such Shelf Public Offering shall be proposed by the Shelf Public Offering Requesting Stockholders in the Shelf Public Offering Request. The Company shall not have any obligation to effect more than a total of five (5) underwritten Shelf take-downs at the request of any Stockholders pursuant to this Section 3.2, to effect more than one (1) underwritten Shelf take-down at the request of any Stockholders in any six (6) month period, or to effect any underwritten Shelf take-down at the request of any Stockholders within 90 days of an underwritten offering undertaken by the Company.  The Company’s obligation to effect an underwritten Shelf take-down pursuant to this Section 3.2 shall be subject to the ability of the Company to defer such offering under the conditions, and subject to the terms of, Section 2.2.

3.3
In a Shelf Public Offering, if the lead managing underwriter shall inform the Company and the Shelf Public Offering Requesting Stockholders by letter of its belief that the amount of Shelf Registered Securities requested to be included in such Shelf Public Offering exceeds the amount that can be sold in (or during the time of) such offering within a price range acceptable to the Shelf Public Offering Requesting Stockholders, then the Company will include in such Shelf Public Offering such amount of Shelf Registered Securities that the Company is so advised can be sold in (or during the time of) such Shelf Public Offering prorata on the basis of the amount of such Shelf Registered Securities so proposed to be sold and so requested to be included in the Shelf Public Offering by each Stockholder. All Shelf Registered Securities owned by Stockholders will be given first priority in any underwritten offering prior to inclusion of any shares of Earthstone Common Stock requested to be included pursuant to registration rights of any other Person; provided, however, that the “Stockholders” (as defined in the Oak Valley Registration Rights Agreement) will be paripassu with the Stockholders; provided further that if the effect of such paripassu treatment results in the cutback of any Shelf Registered Securities owned by any Stockholders, then such Shelf take-down shall not count against any of the limits contained in Section 3.2.

3.4
Notwithstanding anything to the contrary, no Shelf Registration shall be required pursuant to this Section 3 if a Demand Registration is then in effect.  In addition, no Shelf Registration pursuant to this Section 3 shall be deemed a Demand Registration or be counted against the number of Demand Registrations to which the Stockholders are entitled under Section 2.

Section 4. Piggy-Back Registration Rights.

4.1
If, subject to the Lock-Up Provisions, the Company proposes to file, on its own behalf or on behalf of any holder of Earthstone Common Stock or other securities of the Company, a Registration Statement under the Securities Act on Form S-1 or S-3 or similar forms available for use by the Company, other than pursuant to Section 2 or Section 3 of this Agreement or on Form S-8 in connection with a dividend reinvestment, employee stock purchase, option, equity incentive, or similar plan or on Form S-4 in connection with a merger, consolidation or reorganization, the Company shall give written notice to each Stockholder at least fifteen (15) days before the filing with the SEC of such Registration Statement. Such notice shall offer to include in such filing all or a portion of the Registrable Securities owned by each Stockholder. If a Stockholder desires to include all or a portion of its Registrable Securities in such Registration Statement, it shall give written notice to the Company within five (5) business days after the date of mailing of such offer specifying the amount of Registrable Securities to be registered (for purposes of this Section 4, “Piggyback Shares”). The Company shall thereupon include in such filing the Piggyback Shares, subject to priorities in registration set forth in this Agreement, and subject to its right to withdraw such filing, and shall use its reasonable best efforts to effect the registration under the Securities Act of the Piggyback Shares.

4.2	The right of a Stockholder to have Piggyback Shares included in any Registration Statement in accordance with the provisions of this Section 4 shall be subject to the following conditions:

4.2.1
The Company shall have the right to require that the Stockholder agree to refrain from offering or selling any shares of Earthstone Common Stock that it owns which are not included in any such Registration Statement in accordance with this Section 4 for any reasonable time period, not to exceed one hundred twenty (120) days, as may be specified by any managing underwriter of the offering to which such Registration Statement relates.

4.2.2
If (i) a registration pursuant to this Section 4 involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Stockholders who have requested that their Piggyback Shares be registered pursuant to this Section 4 by letter of its belief that the amount of Shares requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, the securities being offered by the Company for its own account; second, the Piggyback Shares of the Stockholders and the Additional Holders that are requested to be included in such registration prorata on the basis of the number of such Piggyback Shares so proposed to be sold and so requested to be included by such Stockholders and Additional Holders; and third, the securities of the Company, if any, proposed to be included in the registration by any other holders of the Company’s securities, other than the Additional Holders (whether or not such holders have contractual rights to include such securities in the registration).

4.2.3	The Company shall furnish each Stockholder with such number of copies of the Prospectus as such Stockholder may reasonably request in order to facilitate the sale and distribution of its Shares.

4.3
Notwithstanding the foregoing, the Company in its sole discretion may determine not to file the Registration Statement or proceed with the offering as to which the notice specified in Section 4.1 is given without liability to the Stockholders.

Section 5. Participation in Underwritten Registrations. A Stockholder may not participate in any registration hereunder that relates to an underwritten offering unless such Stockholder (a) agrees to sell its Shares included in such registration on the basis provided in any underwriting arrangements approved, with respect to offerings pursuant to Section 2 or 3, by Stockholders owning at least a majority of the Registrable Securities to be included in such registration, or by a Person appointed by such holders to act on their behalf to approve such arrangements, or, with respect to offerings pursuant to Section 4, by the Company or the other Person at whose request the registration is being undertaken, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no Stockholder shall be required to make any representations or warranties to, or agreements with, the Company or any underwriters other than such representations, warranties or agreements as are customary and reasonably requested by the underwriters.

Section 6. Exclusive Registration Rights and Transfer. The rights of Flatonia, as the initial Stockholder under this Agreement, may upon notice to the Company be transferred to PRP or to any Affiliate of PRP to which any Registrable Securities are transferred in accordance with applicable law. However, the rights of the Stockholders under this Agreement may not be assigned or transferred otherwise without the Company’s written consent.  Except as provided in this Section 6, the rights granted under this Agreement are granted specifically to and for the benefit of the Stockholders and shall not pass to any other transferee of Registrable Securities that is not an Affiliate of Flatonia or PRP.  From and after the date of this Agreement, the Company will not, without the prior written consent of Stockholders holding at least a majority of the Registrable Securities then outstanding, enter into any agreement or amend any existing agreement with respect to its securities that violates or is detrimental to the rights granted to the Stockholders in this Agreement.  The foregoing shall not restrict or prevent the Company from amending or entering into any other agreement with any party pertaining to the registration by the Company of such party’s Earthstone Common Stock; provided, however, that no such agreement or amendment shall grant to any Person registration rights that are superior or preferential to the rights granted to the Stockholders hereunder or that would otherwise frustrate the purposes of this Agreement.  The Company, Oak Valley, PRP and Flatonia hereby agree that the rights of Oak Valley and its permitted assigns to register Earthstone Common Stock under the Oak Valley Registration Rights Agreement are, subject to the provisions of this Agreement (including, without limitation, the Lock-Up Provisions) and the Oak Valley Registration Rights Agreement, pari passu with the rights of Flatonia and its permitted assigns to register Earthstone Common Stock under this Agreement.  Except as set forth in Schedule 2 attached hereto, the Company represents and warrants to the Stockholders that, as of the date hereof, the Company is not a party to any agreement, other than this Agreement and the Oak Valley Registration Rights Agreement, pertaining to the registration by the Company of Earthstone Common Stock.

Section 7. Expenses. The Company shall bear all the expenses in connection with any Registration Statement under this Agreement, other than transfer taxes payable on the sale of Shares, the fees and expenses of counsel engaged by the Stockholders and fees, commissions and discounts of brokers, dealers and underwriters.

Section 8. Recall of Prospectuses, etc. With respect to a Registration Statement or amendment thereto filed pursuant to this Agreement, if, at any time, the Company notifies the Stockholders that an amendment to such Registration Statement or an amendment or supplement to the prospectus included therein is necessary or appropriate, the Stockholders will forthwith cease selling and distributing Shares thereunder and will, upon the Company’s request, forthwith redeliver to the Company all copies of such Registration Statement and prospectuses then in its possession or under its control. The Company will use its reasonable best efforts to cause any such amendment or supplement to become effective as soon as practicable and will furnish the Stockholders with a reasonable number of copies of such amended or supplemented prospectus (and the period during which the Company is required to use its best efforts to maintain such Registration Statement in effect pursuant to this Agreement will be increased by a number of days equal to the number of days in the period from the date on which the Stockholders were required to cease selling and distributing Shares thereunder to the date on which the Company delivers copies of such effective amendment or supplement to the Stockholders).

Section 9. Lock-Up Provisions.  Each Stockholder agrees that such Stockholder will not, without the prior written consent of the Company, during the period commencing on the Closing Date (as such term is defined in the Flatonia Contribution Agreement) and ending on the one year anniversary of the Closing Date (the “Lock-Up Period”), sell or transfer any Registrable Securities.  Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict:

(i)           sales or transfers of Registrable Securities to PRP or any Affiliate of PRP, as permitted in Section 6 hereof; provided, however, that any such acquirer or transferee shall be subject to the provisions of this Section 9;

(ii)          the ability of the Stockholders to exercise their piggy-back registration rights pursuant to Section 4 of this Agreement in connection with the sale of Earthstone Common Stock by any “Stockholder” (as defined in the Oak Valley Registration Rights Agreement), whether upon exercise of its own demand registration rights, piggyback registration rights or otherwise; or

(iii)         the ability of the Stockholders to exercise their tag-along rights pursuant to Section 10 of this Agreement.

Each Stockholder agrees to execute and deliver such other agreements as may be reasonably requested by the Company which are consistent with the foregoing provisions (the “Lock-Up Provisions”) or which are necessary to give further effect thereto.

Section 10. Tag-Along Rights.

10.1
If, during the Lock-Up Period, any “Stockholder” (as defined in the Oak Valley Registration Rights Agreement) proposes or agrees to transfer all or a portion of the shares of Earthstone Common Stock (including beneficial ownership with respect thereto) held by such Person that are not sold as part of a public offering (each such Person, a “Tag-Along Selling Holder”) to a Person that is not an Affiliate of such Tag-Along Selling Holder, then each Stockholder will have the right to participate in such transfer as provided herein; provided, however, that the foregoing provisions will not apply to transfers by gift of a de minimis number of shares to immediate family members of the transferor (or trusts for the sole benefit of immediate family members).  Not later than thirty (30) days prior to the consummation of any such transaction, the Tag-Along Selling Holder will deliver or cause to be delivered a notice to each Stockholder, which notice will specify the terms and conditions of the proposed sale and the maximum number of shares of Earthstone Common Stock the purchaser is willing to purchase on the same terms.  Each Stockholder will have fifteen (15) days from the receipt of such notice in which to elect to participate in the transfer pursuant to the rights granted herein, and each such Stockholder who so elects to participate, together with each Tag-Along Selling Holder, will be referred to as a “Tag-Along Participant.”  Oak Valley agrees that it will not transfer beneficial ownership of any shares of Earthstone Common Stock prior to the end of the Lock-Up Period unless the proposed transferee of such beneficial ownership agrees in writing to be bound by the provisions of this Section 10, and the parties to this Agreement agree that any purported transfer of any such beneficial ownership not in compliance with this Section 10 will be null and void ab initio.

10.2
Each Tag-Along Participant will be entitled to transfer any number of shares of Earthstone Common Stock held by such Person up to an amount equal to the product of (i) the maximum number of shares of Earthstone Common Stock the purchaser is willing to purchase multiplied by (ii) the total number of shares of Earthstone Common Stock held by such Tag-Along Participant divided by the total number of shares of Earthstone Common Stock held by all of the Tag-Along Participants, such product to be then rounded down to the next whole share of Earthstone Common Stock.  If any Tag-Along Participant elects to transfer less than the maximum number of shares of Earthstone Common Stock such Person is entitled to transfer pursuant to the provisions of this Section 10.2, then each fully participating Tag-Along Participant will have the right to transfer additional shares of Earthstone Common Stock, prorata according to the respective number of shares of Earthstone Common Stock offered in the transfer by all such fully participating Tag-Along Participants (and further prorata if any such fully participating Tag-Along Participant elects to transfer less than its prorata portion of additional shares of Earthstone Common Stock, provided that such allocation will be determined within twenty-five (25) days after the date of the applicable notice given by the Tag-Along Selling Holder pursuant to Section 10.1).

10.3
All reasonable costs and expenses incurred by the Tag-Along Participants pursuant to this Section 10 will be allocated prorata based upon the number of shares of Earthstone Common Stock transferred by each Tag-Along Participant.

Section 11. Cooperation. The Company shall be entitled to require the Stockholders to cooperate with the Company in connection with a registration of Registrable Securities pursuant to this Agreement, and each Stockholder will furnish (i) such information concerning such Stockholder as may be required by the Company or the SEC in connection therewith and (ii) such representations, undertakings and agreements as may be required by the SEC in connection therewith.

Section 12. Registration Procedures. Upon the receipt of a request for registration of any Registrable Securities pursuant to Section 2,  Section 3 or Section 4 of this Agreement, the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

12.1.1
Prepare and file with the SEC a Registration Statement on an appropriate form under the Securities Act and use its reasonable best efforts to cause such Registration Statement to become effective at the earliest practicable date, provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will promptly furnish to the holders of Registrable Securities to be registered pursuant to this Agreement (the “Registered Holders”) and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Registered Holders and the underwriters, and the Company will not file any Registration Statement or amendment thereto, or any prospectus or any supplement thereto (other than documents incorporated by reference) to which the Registered Holders or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act and any other applicable laws and regulations.

12.1.2
Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the related prospectus to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition set forth in such Registration Statement or prospectus or supplement to such prospectus.

12.1.3
Notify the Registered Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by Section 12.1.10 cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event that requires the making of any changes in a Registration Statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public that make further sales under such Registration Statement inadvisable pending such disclosures and post-effective amendment.

12.1.4
Make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

12.1.5
If requested by the managing underwriters or the Registered Holders in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Registered Holders agree should be included therein regarding the number of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the Registered Holders or any underwriter of such Registrable Securities.

12.1.6
If requested, furnish to the Registered Holders and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

12.1.7
Deliver without charge to the Registered Holders and the underwriters, if any, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by such Registered Holders and the underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto.

12.1.8
Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Registered Holders, the underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Registered Holders or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

12.1.9
Upon the occurrence of any event contemplated by Section 12.1.3(ii)-(vii) above, prepare, to the extent required, a supplement or post-effective amendment to the applicable Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

12.1.10
If the Registrable Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to the Registered Holders as to the Registration Statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof with respect to the Registration Statement and the prospectus in the form, scope and substance that are customarily delivered in underwritten offerings; (iii) enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings; (iv) obtain comfort letters and updates thereof from the Company’s independent certified public accountants addressed to the Registered Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters by accountants in connection with underwritten offerings; (v) cause the underwriting agreement to include indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and (vi) the Company shall deliver such documents and certificates as may be requested by the Registered Holders and the managing underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

12.1.11
Make available for inspection by a representative of the Registered Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Registered Holders or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosures of such records, information or documents is required by court or administrative order.

12.1.12
Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (ii) beginning with the first day of the Company’s first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover said 12-month periods, and which requirement shall be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act.

12.1.13
Use its reasonable best efforts to list all Registrable Securities covered by the Registration Statement on the NYSE MKT and any other securities exchange or trading market on which any of the equity securities of the Company of the same class as the Registrable Securities are then listed.

12.1.14
At all times during the term of this Agreement, maintain the effectiveness of the registration of the Registrable Securities under the Exchange Act and use its reasonable best efforts to prepare and file in a timely manner all documents and reports required by the Exchange Act.

12.1.15
If the Company, in the exercise of its reasonable judgment, objects to any change requested by the Registered Holders or the underwriters, if any, to any Registration Statement or prospectus or any amendments or supplements thereto (including documents incorporated or to be incorporated therein by reference) as provided for in this Section12, the Company shall not be obligated to make any such change and such Registered Holders may withdraw their Registrable Securities from such registration, in which event (i) the Company shall pay all registration expenses (including its counsel fees and expenses) incurred in connection with such Registration Statement or amendment thereto or prospectus or supplement thereto, and (ii) in the case of a Demand Registration being effected pursuant to Section 2, such registration shall not count as one of the Demand Registrations the Company is obligated to effect pursuant to Section 2.

Section 13. Indemnification.

13.1
In the event of any registration of any securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Stockholders, any underwriter and each other Person, if any, who controls a Stockholder or underwriter within the meaning of the Securities Act, and the respective officers, directors, partners, managers, members and employees of such Stockholders, underwriters and controlling Persons, from and against any and all losses, claims, damages or liabilities, joint or several, to which any such indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, and any other document prepared by the Company and provided to Registered Holders for their use in connection with the registered offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse such indemnified Persons for any reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Company; provided, however, that the Company will not be liable to an indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Registration Statement, preliminary prospectus or final or summary prospectus or any amendment or supplement thereto or other document, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified Person, specifically for use in the preparation thereof; and provided further that the indemnity agreement contained in this Section 13 with respect to any preliminary prospectus shall not inure to the benefit of any indemnified Person using the same in respect of any loss, claim, damage, liability or action asserted by someone who purchased shares from such Person if a copy of an amended preliminary prospectus or prospectus supplement was delivered by the Company to the Registered Holders and the underwriters, if any, prior to the pricing of the sale of the securities (if an underwritten offering) or prior to the effectiveness of the Registration Statement, but was not delivered to the purchaser of the securities from the indemnified Person, and the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the amended preliminary prospectus or prospectus supplement.

13.2
In the event of any registration of securities under the Securities Act pursuant to this Agreement, the Registered Holders, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers, any underwriter and each other Person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which any such indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse such indemnified Persons for any reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the indemnifying Registered Holder; but in all cases only if, and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the indemnifying Registered Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, the amount of the indemnity provided by each Registered Holder pursuant to this Section 13 shall not exceed the net proceeds received by such Registered Holder in the related registration and sale.  Each Registered Holder’s indemnification pursuant to this Section 13 is several in the proportion that the proceeds of the offering received by such Registered Holder bears to the total proceeds of the offering received by all such Registered Holders and not joint.

13.3
Promptly after receipt by a party entitled to indemnification under Section 13.1 or 13.2 hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under either of such Sections, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity and contribution agreements in this Section 13 are in addition to any liabilities which the indemnifying parties may have pursuant to law.

13.4
If the indemnification provided for in this Section 13 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, or is insufficient to hold the indemnified party harmless therefrom, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 13, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  Notwithstanding the foregoing, the amount of the contribution required to be paid by each Registered Holder pursuant to this Section 13.4 shall not exceed the net proceeds received by such Registered Holder in the related registration and sale.  Each Registered Holder’s obligation to contribute pursuant to this Section 13.4 is several in the proportion that the proceeds of the offering received by such Registered Holder bears to the total proceeds of the offering received by all such Registered Holders and not joint.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by prorata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 14. Sales under Rule 144. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the SEC that may at any time permit the Stockholders to sell the Registrable Securities without registration, the Company agrees to:

14.1	make and keep available adequate current public information, as those terms are understood and defined in Rule 144 (or any successor provision);

14.2	use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and

14.3
furnish to any Stockholder forthwith upon request (i) a written statement by the Company that it has complied with the foregoing requirements and (ii) such other information as may be reasonably requested by Stockholder in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration.

Section 15. Removal of Legend. The Company agrees, to the extent allowed by law, to remove any legends on certificates representing Registrable Securities describing transfer restrictions applicable to such securities (i) upon the sale of such securities pursuant to an effective Registration Statement under the Securities Act or in accordance with the provisions of Rule 144 under the Securities Act, or (ii) upon the written request of any holder of Registrable Securities if such securities may then be sold without restriction under Rule 144.

Section 16. Notices. Any notice to be given by any party hereunder to any other shall be in writing, mailed by certified or registered mail, return receipt requested, or via overnight delivery service and shall be addressed to the other parties at the addresses listed on the signature pages hereof. Notice shall be deemed effective upon receipt or refusal.

Section 17. Modification. Notwithstanding anything to the contrary in this Agreement or otherwise, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the Company and the Stockholders holding not less than 75% of the Registrable Securities then outstanding. Any such modification, amendment or waiver shall be binding on all holders of Registrable Securities and all Persons who may thereafter acquire any Registrable Securities.

Section 18. Non-Waiver. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions.

Section 19. Partial Invalidity. If any clause, sentence, paragraph, section or part of this Agreement shall be deemed invalid, unenforceable or against public policy, the part that is invalid, unenforceable or contrary to public policy shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the invalidity, unenforceability or contrariness to public policy shall be confined only to the clause, sentence, paragraph, section or part of this Agreement so invalidated, unenforceable or against public policy.

Section 20. Termination of Registration Right. No Stockholder shall be entitled to exercise any right provided for in this Agreement after the third anniversary of the Closing of the transactions contemplated by the Contribution Agreement (the “Termination Date”). Notwithstanding any other provision of this Agreement to the contrary, the registration rights granted under Section 2 and Section 3 will terminate prior to the Termination Date as to any Stockholder upon the first day the Stockholder is able to sell all of the Registrable Securities owned by such Holder under Rule 144 within any given three-month period.

Section 21. Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and shall not be construed strictly for or against either of the parties hereto.

Section 22. Governing Law. This Agreement shall be governed and construed according to the laws of the State of Delaware, without regard to its conflicts of law principles.

Section 23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.

Section 24. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 25. Specific Performance. The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy and (ii) the other party shall be entitled to specific performance and injunctive and equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EARTHSTONE ENERGY, INC.

Date	By:	/s/ Ray Singleton
Ray Singleton
Executive Vice President, Northern Region

Address for Notice:
Earthstone Energy, Inc.
633 Seventeenth Street, Suite 2320
Denver, Colorado 80202
Attention: Chief Executive Officer
Fax: (303) 773-8099

FLATONIA ENERGY, LLC

By:	/s/ John K. Howie
John K. Howie
President

PARALLEL RESOURCE PARTNERS, LLC

By:	/s/ John K. Howie
John K. Howie
Managing Director

Address for Notice to Flatonia and PRP:
Parallel Resource Partners, LLC
700 Louisiana St., 50th Floor
Houston, TX 77002
Attn:  John Howie, Managing Director
Fax:  (713) 238-9501

With a copy (which shall not constitute notice) to:

Sidley Austin LLP
1000 Louisiana St., Suite 6000
Houston, TX 77002
Attn:  J. Mark Metts
Fax:  (713) 495-7799

SOLELY FOR THE PURPOSE OF SECTIONS 6 AND 10:

OAK VALLEY RESOURCES, LLC

By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski
President and Chief Executive Officer

Schedule 1

Securities to be Acquired by Oak Valley Resources, LLC pursuant to the Exchange Agreement

1.           9,124,452 shares of Earthstone Common Stock, $0.001 par value per share.

Securities to be Acquired by Flatonia Energy, LLC pursuant to the Flatonia Contribution Agreement

1.           2,957,288 shares of Earthstone Common Stock, $0.001 par value per share.

Schedule 2

Other Agreements Pertaining to Registration of Common Stock

Registration Rights Agreement by and between Earthstone Energy, Inc., a Delaware corporation, and Oak Valley Resources, LLC, a Delaware limited liability company, dated December 19, 2014.